SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

                             __________

                             FORM 8-K/A

                           CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 5, 1995


                        RECOTON CORPORATION
         (Exact name of registrant as specified in charter)


    New York                    0-5860          11-1771737
     (State or other jurisdic-  (Commission     (IRS Employer
      tion of incorporation)     File Number)    Identification No.)


   2950 Lake Emma Road, Lake Mary, Florida   32746
    (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:  407-333-8900


                                N.A.
    (Former name or former address, if changed since last report)

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits

     a.   Financial Statements of Business
          Acquired (filed herewith)

          1.   STD Holding Limited and Subsidiaries Consolidated
               Financial Statements as of and for the Years Ended
               March 31, 1995 and 1994.

               (a)  Report of Independent Accountants of Price
                    Waterhouse dated August 15, 1995.

               (b)  Consolidated Balance Sheets.

               (c)  Consolidated Income Statements.

               (d)  Consolidated Statements of Changes in
                    Shareholders' Equity.

               (e)  Consolidated Statements of Cash Flows.

               (f)  Notes to Consolidated Financial Statements.

          2.   STD Holding Limited and Subsidiaries Consolidated
               Financial Statements as of June 30, 1995 and for the Six Month Periods Ended June 30, 1995 and
               1994.

               (a)  Consolidated Balance Sheet (unaudited).

               (b)  Consolidated Income Statements (unaudited).

               (c)  Consolidated Statements of Cash Flows
                    (unaudited).

               (d)  Notes to Consolidated Financial Statements.


     b.   Pro Forma Financial Information (filed herewith)

          1. Pro Forma Condensed Consolidated Balance Sheet as at June 30, 1995.

          2.   Pro Forma Condensed Consolidated Statement of
               Operations for the Year ended December 31, 1994.

          3.   Pro Forma Condensed Consolidated Statement of
               Operations for the Six Months Ended June 30, 1995.

          4.   Notes to Pro Forma Financial Statements as at June
               30, 1995 and for the Year and Six Month Periods
               Ended December 31, 1994 and June 30, 1995.


     c.   Exhibits (previously filed)

          1.   Stock Purchase Agreement dated as of August 31,
               1995 among the Company, STD BVI, Plomax, RFE, STD
               Holding and the other shareholders of STD
               Holding.

          2.   Asset Purchase Agreement dated as of the Closing
               Date among the Company, STD USA, Interact, STD
               Holding, STD BVI, Stephen Chu and other STD Group shareholders.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              RECOTON CORPORATION


                              By: /s/ Joseph H. Massot
                                 Name:   Joseph H. Massot
                                 Title:  Vice President &
                                         Treasurer

Dated:  November 16, 1995

               STD HOLDING LIMITED

               CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE YEARS ENDED
               MARCH 31, 1995 AND 1994


Price Waterhouse
Certified Public Accountant              Telephone (852)2826 ext 2111
22nd Floor Princes' Building             Telex HX73751PWHK
Hong Kong                                Fax (852)2810 9888



REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and shareholders of STD Holding Limited.

We have audited the accompanying consolidated balance sheets of STD Holding Limited and its subsidiaries as at March 31, 1995 and 1994 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the two years in the period ended March 31, 1995, all expressed in Hong Kong Dollars. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of STD Holding Limited and its subsidiaries at March 31, 1995 and 1994, and the results of their operations and their cash flows for each of the two years in the period ended March 31, 1995, in conformity with accounting principles generally accepted in Hong Kong.

Accounting principles generally accepted in Hong Kong vary in certain important respects from accounting principles generally accepted in the United States. The application of these latter would have affected the determination of consolidated net income expressed in Hong Kong Dollars for each of the two years in the period ended March 31, 1995 and the determination of consolidated shareholders' equity and consolidated financial position also expressed in Hong Kong Dollars at March 31, 1995 and 1994 to the extent summarised in Note 23 to the consolidated financial statements.


/s/ Price Waterhouse
PRICE WATERHOUSE
Certified Public Accountants


HONG KONG, August 15, 1995

STD HOLDING LIMITED

CONSOLIDATED INCOME STATEMENTS
FOR THE YEARS ENDED  MARCH 31, 1995 AND 1994



                                       Note       1995        1994
                                                  HK$'000     HK$'000
NET SALES                                3        315,796     292,702

COST OF SALES                                    (190,329)   (164,669)


                                                  125,467     128,033

SELLING AND ADMINISTRATION EXPENSES               (79,134)    (93,242)



INCOME FROM OPERATIONS                             46,333      34,791

INTEREST EXPENSE                                   (3,968)     (2,748)

INTEREST INCOME                                       660         641



INCOME BEFORE INCOME TAXES                         43,025     32,684

PROVISION FOR INCOME TAXES              5          (7,894)    (4,927)

MINORITY INTERESTS                                      -        450

NET INCOME                                         35,131     28,207

STD HOLDING LIMITED

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 1995 AND 1994

                                         Note       1995        1994
ASSETS                                             HK$'000     HK$'000

CURRENT ASSETS:
     CASH AND CASH EQUIVALENTS                      49,944      25,804
     TRADE RECEIVABLES NET OF
      PROVISION FOR DOUBTFUL DEBTS
      OF HK$0 (HK$2,859,410)                        29,697      38,626
     INVENTORIES                           6        46,824      35,890
     DUE FROM RELATED PARTIES              7         5,077       4,172
     OTHER RECEIVABLES                     8        11,965       8,155
     INVESTMENT HELD FOR SALE              9           557         -
     DEFERRED TAXATION                    10         2,486       1,380
                                                   146,550     114,027

     PROPERTY PLANT AND EQUIPMENT         11        21,845      28,085

     NON-CURRENT RECEIVABLES               7        12,930          -

TOTAL ASSETS                                       181,325     142,112

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     SHORT-TERM BORROWINGS                12         20,842    14,533
     CURRENT PORTION OF LONG-TERM DEBT    13          1,929     2,404
     BANK OVERDRAFTS                                    315     2,083
     ACCOUNTS PAYABLE                                13,059    14,427
     OTHER ACCRUED LIABILITIES            14         25,714    22,750
     DUE TO RELATED PARTIES               15              -     2,319

TOTAL CURRENT LIABILITIES                            61,859    58,516

LONG-TERM DEBT                            13          1,733     4,167

TOTAL LIABILITIES                                    63,592    62,683

SHAREHOLDERS' EQUITY
     COMMON STOCK, HK$1 PAR VALUE -
      7 SHARES AUTHORISED; 2 SHARES ISSUED 18            -         -
     DEFERRED STOCK, HK$1 PAR VALUE -
      27,733,333 SHARES AUTHORISED;
      27,733,333 SHARES ISSUED             18         27,733    27,733
     ADDITIONAL PAID IN CAPITAL                       13,067    13,067
     CAPITAL RESERVE ON CONSOLIDATION                  2,566     2,566
     RETAINED EARNINGS                                74,287    36,063
     EXCHANGE TRANSLATION RESERVE                         80         -

                                                     117,733    79,429



     CONTINGENT LIABILITIES AND            20
      COMMITMENTS                        & 21               -         -

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            181,325   142,112



/s/Ho Tze Man       /s/Wong Shiu Wah, Williamson
   Director            Director

STD HOLDING LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY FOR
THE YEARS ENDED MARCH 31, 1995 AND 1994

                                                          Additional   Capital                      Exchange
                                Common       Deferred     paid in      reserve on       Retained    translation
                                Stock        Stock        capital      consolidation    earnings    reserve        Total
                                HK$'000      HK$'000      HK$'000      HK$'000          HK$'000     HK$'000        HK$'000
Group

Balance at March 31, 1993       -           27,733        13,067        2,566          7,856           -         51,222
Net income                      -                -             -            -         28,207           -         28,207

Balance at March 31, 1994       -           27,733        13,067        2,566         36,063           -         79,429
Adjustment due to
 de-consolidation of a
 subsidiary (note 21(b))        -                -            -            -           3,093           -          3,093
Net income                      -                -            -            -          35,131           -         35,131
Exchange translation difference -                -            -            -               -          80             80

Balance at March 31, 1995       -           27,733       13,067        2,566          74,287          80        117,733

The capital reserve on consolidation represents negative goodwill arising from acquisitions, where the fair values of the assets acquired exceed the consideration paid.

STD HOLDING LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWO YEARS ENDED MARCH 31, 1995 AND 1994

                                                     Note         1995         1994
                                                                  HK$'000      HK$'000
NET CASH INFLOW FROM OPERATING ACTIVITIES            22(a)        43,246       10,821

RETURNS ON INVESTMENTS AND SERVICING OF
 FINANCE

Interest received                                                    660          641
Interest paid                                                     (3,615)      (1,983)
Interest element of finance lease rentals
 payments                                                           (353)        (492)

NET CASH OUTFLOW FROM RETURNS ON
 INVESTMENTS AND SERVICING OF FINANCE                             (3,308)      (1,834)

TAXATION

Hong Kong profits tax paid                                        (8,690)      (3,263)
Hong Kong profits tax refunded                                       127         -
Overseas tax paid                                                 (1,487)      (1,021)

TAX PAID                                                         (10,050)      (4,284)

Net inflow from operations after taxation                         29,888        4,703

CASH FLOW FROM INVESTING ACTIVITIES

Purchase of fixed assets                                          (5,142)     (16,129)
Sale of fixed assets                                                  -           899
De-consolidation of a subsidiary               22(b)                (124)           -

NET CASH OUTFLOW FROM INVESTING ACTIVITIES                        (5,266)     (15,230)

NET CASH INFLOW/(OUTFLOW) BEFORE FINANCING                        24,622      (10,527)

CASH FLOW FROM FINANCING                       22(c)

Issue of share capital                                                 -            -
Proceeds from long-term debt                                           -          495
Proceeds from capital leases                                           -          775
Repayment of long-term debt                                         (996)        (996)
Principal payments on capital leases obligations                  (1,418)      (1,805)

NET CASH OUTFLOW FROM FINANCING ACTIVITIES                        (2,414)      (1,531)

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS                  22,208      (12,058)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                  23,721       35,779

CASH AND CASH EQUIVALENTS AT END OF PERIOD                        45,929       23,721

ANALYSIS OF THE BALANCES OF CASH AND CASH
 EQUIVALENTS

Bank balances and cash                                            49,944       25,804
Bank overdrafts                                                     (315)     (2,083)
Short term bank loans (with maturity less than 3 months)          (3,700)       -

                                                                  45,929       23,721

STD HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE TWO YEARS
ENDED MARCH 31, 1995 AND 1994

1. The consolidated financial statements and accompanying foot note disclosures have been prepared in accordance with accounting principles generally accepted in Hong Kong ("HK
     GAAP") and presented in Hong Kong dollars ("HK$").

     Differences between HK GAAP and generally accepted accounting principles in the United States of America ("US GAAP") and their effect on the consolidated net income for the years ended March 31, 1995 and 1994 and on the consolidated shareholders' equity as of March 31, 1995 and 1994 are set forth in Note 23.

2.   PRINCIPAL ACCOUNTING POLICIES

(a)  Consolidation

     The consolidated accounts include the accounts of the company and all its subsidiaries (the "Company") made up to the balance sheet date, except for STD Precision Industrial Limited which is classified as an investment held for sale (Note 9). All material inter-group transactions and balances have been eliminated.

     Details of the subsidiaries are as follows:

                                                               Percentage
                                                               of equity
                                                               interest
                         Place of          Principal           held by
Name                     incorporation     activities          the company
STD Electronic           Hong Kong      Trading of joysticks      100%
 International
 Limited

STD Manufacturing        Hong Kong      Manufacture of coils      100%
 Limited                                and joysticks

STD Plastic              Hong Kong      Manufacture of plastic    100%
 Industrial Limited                     products

STD Trading Limited      Hong Kong      Trading of computers and  100%
                                        computer accessories

Peak Hero Limited        Hong Kong      Manufacture of metal      100%
                                        products

STD Entertainment        United States  Trading of joysticks      100%
 (USA) Inc               of America     and computer
                                        accessories

STD (Tianjin)            The People's   Dormant                   100%
 International           Republic of
 Trade Development       China
 Company Limited

(b)  Reserve on consolidation

     Reserve on consolidation represents the excess of fair values ascribed to the net assets of subsidiaries acquired over purchase consideration and is taken to capital reserve in the year of acquisition.

(c)  Cash at bank and in hand

     None of the Company's cash is restricted as to withdrawal.

(d)  Depreciation

     Leasehold land in respect of which the remaining period of the relevant lease is fifty years or less is amortised over such remaining period; leasehold land with a remaining lease period of more than fifty years is not amortised. Depreciation of other fixed assets is calculated to write off the cost of the assets over their estimated useful lives on a straight line basis at the following annual rates.

     Buildings                        2.5%
     Machinery and equipment           25%
     Computer equipment                40%
     Moulds                            35%
     Motor vehicles                    30%
     Furniture and fixtures            20%
     Office equipment                  25%


(e)  Inventories

     Inventories are stated at the lower of cost and net realisable value. Cost, calculated on the weighted average basis, comprises materials, direct labor and an appropriate proportion of all production overhead expenditure. Net realisable value is determined on the basis of anticipated sale proceeds less estimated selling expenses.

(f)  Assets under leases

     i    Capital leases

          Leases that substantially transfer to the group all the rewards and risks of ownership of assets, other than legal title, are accounted for as capital leases. At the inception of a capital lease, the fair value of the asset is recorded together with the obligation, excluding the interest element, to pay future rentals.

          Finance charges are taken to the profit and loss account in proportion to the capital balances outstanding so as to produce a constant periodic rate of charge.

     ii   Operating leases

          Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals applicable to such operating leases are expensed on a straight line basis over the lease term.

(g)  Deferred taxation

     Deferred taxation is accounted for at the current tax rate in respect of cumulative timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that a liability or asset is expected to be payable or receivable in the foreseeable future.

(h)  Foreign currencies

     Transactions in foreign currencies are translated at exchange rates ruling at the transaction dates.
     Monetary assets and liabilities expressed in foreign currencies at the balance sheet date are translated at rates of exchange ruling at the balance sheet date. Exchange differences arising are dealt with in the profit and loss account. Foreign exchange losses included in income amounted to HK$1,282,000 for the year ended March 31, 1995 and HK$2,440,000 for the year ended March 31, 1994.

     The accounts of subsidiaries expressed in foreign currencies are translated at the rates of exchange ruling at the balance sheet date. Exchange differences arising therefrom are dealt with as a movement in reserves.

(i)  Related parties

     A related party includes management, directors, shareholders, and related companies.

     A related company is a company which has common beneficial shareholders or directors as the Company.

(j)  Research and development expenditure

     Research and development expenditure is expensed as incurred. Research and development expenditure incurred amounted to HK$1,426,000 for the year ended March 31, 1995 and HK$1,477,000 for the year ended March 31, 1994.

(k)  Net sales

     Net sales represents net invoiced sales to third parties.
     Net sales are recognised at the point at which title passes.

(l)  Cash and Cash equivalents

     Cash equivalents are highly liquid investments with a maturity of three months or less at their date of purchase.


3.   NET SALES BY GEOGRAPHIC LOCATION

                                               1995          1994
                                             HK$'000       HK$'000
     USA                                     221,913       163,115
     Europe                                   52,880        68,420
     Australia                                 1,566            39
     Asia                                     39,380        59,876
     Other                                        57         1,252

                                             315,796       292,702

     Substantially all assets are in Asia. The group operates in a single industry segment being the manufacture and trading of computer accessories.


4.   SALES TO MAJOR CUSTOMERS

     During the year two of the group's customers contributed
     36% and 11% of turnover. For 1994 they contributed 13% and 14% respectively.

5.   PROVISION FOR INCOME TAXES

     Hong Kong income tax has been provided at the rate of 16.5% (1994: 17.5%) on the estimated assessable income for the year. Taxation on overseas income has been calculated on the estimated assessable income for the year at the rates of taxation prevailing in the country in which the group operates.

                                        1995      1994
                                        HK$'000   HK$'000
     Hong Kong income tax                5,082     5,372
     Overseas taxation                   3,918       678
     Deferred taxation (Note 10)        (1,106)   (1,123)

                                         7,894     4,927

     Reconciliation of the expected taxation to the actual tax expense

                                                      1995           1994
                                                      HK$'000        HK$'000
     Income before income taxes:                      43,025         32,684


     Applicable tax rate:                              16.5%          17.5%

     Estimated tax provision:                          7,099          5,720


     Adjustments:

     Unprovided deferred tax                            (464)        (1,417)
     Foreign subsidiary taxed at a higher rate         1,116           (128)
     Non deductible expenses                             314            799
     Others                                             (171)           (47)

     Total                                             7,894          4,927


6.   INVENTORIES

                                                  1995           1994
                                                  HK$'000        HK$'000

     Raw materials                                11,273        12,102
     Work-in-progress                              1,293         2,480
     Finished goods                               34,258        21,308

                                                  46,824        35,890


     Inventories are stated net of provision for inventory obsolescence of HK$6,777,000 at March 31, 1995
     (HK$3,233,000 at March 31, 1994)


7.   DUE FROM RELATED PARTIES

                                                 1995         1994
                                                 HK$'000      HK$'000
     Amounts due from STD Precision Ltd (b)       4,445           -
     Amounts due from other related parties (c)     632       4,172

                                                  5,077       4,172
     Amounts due from directors (a)              12,930           -

                                                 18,007       4,172


(a)  Amounts due from directors

                                                1995          1994
     Name                                       HK$'000       HK$'000

     Chu Nin Yiu                                10,930          -
     Loi Keong Kuong                             2,000          -

                                                12,930          -


     Amounts due from directors are unsecured and interest free, have no fixed terms of repayment and are expected to be repaid.

(b)  Amounts due from STD Precision Ltd

     STD Precision Ltd was reclassified in 1995 as an investment held for sale (note 9). Following its deconsolidation amounts owed by it of HK$4,445,000 are included in amounts due from related parties.

(c)  Amounts due from other related parties are as follows:

                                        1995      1994      Nature of transactions
                                        HK$'000   HK$'000
     STD Computer Incorporation              -      397       Sales of joysticks
     Standard General Industrial Ltd         -        8       Expenses paid by STD
     Ever Smart Management Ltd             632      630       Advance from STD for
                                                             purchases of club
                                                             debentures
     STD Entertainment Technology Ltd        -       10        Expenses paid by STD
     Manfaith Computer Ltd                   -    1,205        Sales of joysticks
     Hillcas Industries Ltd                  -    1,922        Purchases and sales of
                                                             cable

                                           632    4,172


     In 1994, all the related companies stated above had common directors with the Company.

     Related party sales amounted to HK$O for the year ended
     March 31, 1995 and HK$1,023,000 for the year ended March
     31, 1994.

     In 1995, only Ever Smart Management Ltd remained as a related company. All other companies ceased to be related companies in early 1995 following the resignation of a common director as a director of STD group.

     All the amounts stated above are unsecured, interest free and with no fixed terms of repayment. All transactions with related parties are executed at arm's length.


8.   OTHER RECEIVABLES

                                            1995      1994
                                            HK$'000   HK$'000

     Bills receivable                       4,088     2,951
     Other debtors and prepayments          7,523     5,130
     Taxation prepaid                         354        74

                                           11,965     8,155

     Bills receivable represents amounts receivable on "Bills of Exchange", a form of commercial paper, issued by the debtor.

9.   INVESTMENT HELD FOR SALE

     Investment held for sale represents the Company's 55% equity interest in STD Precision Industrial Limited ("STD Precision"), which is incorporated in Hong Kong and is engaged in the business of mould manufacturing. During the year, the directors of the Company decided to dispose of the company's investment in STD Precision. Accordingly, the cost of investment in STD Precision as at March 31, 1995 was reclassIfied as investment held for sale at March 31, 1995 and included in current assets. Subsequent to the balance sheet date, a prospective buyer has given an undertaking to the Company to purchase the Company's interest in and receivable from STD Precision at a consideration not less than their book value.

10.  DEFERRED TAXATION

                                               1995      1994
                                             HK$'000   HK$'000

     Balance at beginning of year              1,380       257
     Transfer to profit and loss account       1,106     1,123
     Balance at end of year                    2,486     1,380


     The deferred taxation (liabilities)/assets accounted for in the accounts are in respect of the following:

                                                1995      1994
                                               HK$'000   HK$'000

     Accelerated depreciation allowances         (59)       17
     Provision for doubtful debts                741       602
     Other timing differences                  1,804       761

                                               2,486     1,380

     The potential deferred taxation (liabilities)/assets which have not been accounted for comprise:

                                            Accelerated     Tax losses
                                            depreciation    available for
                                            allowances      carry forward    Total
                                            HK$'000         HK$'000          HK$'000
     Balance at beginning of year           (1,069)          452             (617)
     Adjustment due to de-consolidation of a
     subsidiary (Note 9)                       129          (381)            (252)
     (Charges)/credits for the year            493           (28)             465

     Balance at end of year                   (447)           43             (404)

11.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is analysed as follows:

                                        Medium
                                        term
                         Long term      leasehold
                         leasehold      land and
                         land and       building    Machinery                                     Furniture
                         buildings in   outside     and         Computer              Motor       and          Office
                         Hong Kong      Hong Kong   equipment   equipment   Moulds    vehicles    fixtures     equipment     Total
                         HK$'000        HK$'000     HK$'000     HK$'000     HK$'000   HK$'000     HK$'000      HK$'000       HK$'000
Cost

 At beginning of year     8,469         2,696       12,113       2,113     12,327     4,555       13,058         402         55,733
 Additions                    -             -          209         115      2,080         -        1,950          60          5,142
 Disposals                    -             -            -           -        (86)        -         (194)        (11)          (291)
 Adjustment due to
  de-consolidation of
  a subsidiary
  (note 21(b))                -             -       (2,537)        (65)      (236)        -         (537)          -         (3,375)

 At end of year           8,469         2,696        9,785       2,163     14,813     4,555       14,277         451         57,209
                          -----         -----      -------      ------    -------     -----       ------        ----         ------

Accumulated Depreciation
 At beginning of year       429            65        7,389       1,744      8,382     3,156        6,203         280         27,648
 Charge for the year        106            71        1,574         305      3,437       789        2,446          95          8,823
 Written back on disposals    -             -            -           -        (86)        -         (173)         (6)          (265)
 Adjustment due to
  de-consolidation of a
  subsidiary (note 21(b))     -             -         (634)        (19)       (80)        -         (109)          -           (842)

 At end of year             535           136        8,329       2,030     11,653     3,945        8,367         369         35,364
                          -----         -----       ------       -----     ------     -----       ------        ----         ------


Net book value
 At end of year           7,934         2,560        1,456         133      3,160       610        5,910          82         21,845

 At beginning of year     8,040         2,631        4,724         369      3,945     1,399        6,855         122         28,085

ASSETS HELD UNDER CAPITAL LEASES INCLUDED UNDER PROPERTY, PLAN
AND EQUIPMENT ABOVE

                                   Machinery                                    Furniture
                                   and          Computer              Motor     and            Office
                                   equipment    equipment   Moulds    vehicles  fixtures       equipment    Total
                                    HK$'000     HK$'000     HK$'000   HK$'000   HK$'000        HK$'000     HK$'000
Cost                                  1,124        -         -         3,999    1,005            78         6,206
Accumulated depreciation               (889)       -         -        (3,471)    (804)          (78)       (5,242)

Net book value at end of year           235        -         -           528      201            -            964

Net book value at beginning of year     562        -         -         1,184      402           20          2,186

Depreciation charge for the period
for assets held under capital leases    326        -         -           656      201           20          1,203

12.  SHORT-TERM BORROWINGS

                                   1995      1994
                                   HK$'000   HK$'000

     Trust receipt loans            17,142    14,533

     Short-term bank loan            3,700         -

                                    20,842    14,533


     On September 2, 1994, the Company entered into a 1 year agreement with the Hong Kong and Shanghai Banking Corporation Ltd (the "Bank"). The accounts receivable associated with sales by STD Entertainment (USA) Inc. were pledged as security for a loan granted by the Bank at an interest charge of 1% over US$ Best Lending Rate (the best lending rate or any replacement or substitute interest rate as quoted by the Bank from time to time in Hong Kong for the relevant currency but subject to a minimum of 3%). The loan provided is limited to a value of 75% of the accounts receivable pledged. Information relating to this factoring facility is summarized as follows:

                                         1995         1994
                                         HK$'000      HK$'000

     Total credit facility available      31,200        -
     Balance at end of year                3,700        -
     Outstanding accounts receivable
      factored at the end of year          5,192        -


     The Company maintains overdraft credit facilities granted by the Hong Kong and Shanghai Banking Corporation which bear Interest at a rate of 0.5% over Best Lending Rate.
     The maximum overdraft facility is HK$5,000,000.

     The Company also maintains import facilities with the Hong Kong and Shanghai Banking Corporation under which a trust receipt loan of up to HK$32,000,000 is available at a daily interest charge of 0.5% over Best Lending Rate. At March 31, 1995 HK$17,141,000 had been advanced to the Company under this facility.

13.  LONG-TERM DEBT


                                          1995           1994
                                         HK$'000        HK$'000

     Bank loan secured                     2,016          3,012
     Obligation under capital leases
       wholly repayable within five years  1,646          3,064
     Other loan                                -            495

                                           3,662          6,571
     Amount due within one year included
     under current liabilities            (1,929)        (2,404)

                                           1,733          4,167


     The secured bank loan bears interest on a daily basis of 0.5% over Best Lending Rate of the Hong Kong and Shanghai
     Banking Corporation and is fully repayable in 1997.

     Capital Leases

     The future minimum lease payments and associated interest payments at March 31, 1995 are as follows:

                              Minimum
                              lease     Interest  Net
          Year                payment   payment   amount
                              HK$'000   HK$'000   HK$'000

          1996                1,098       166       932
          1997                  510        51       459
          1998                  196        21       175
          1999                   82         2        80

          Total               1,886       240     1,646

     Obligations under capital leases mainly relate to the purchase of motor vehicles.

14.  OTHER ACCRUED LIABILITIES

                                        1995      1994
                                        HK$'000   HK$'000

     Provision for taxation              4,532     5,301
     Provision for defective goods       4,673         -
     Provision for staff bonus           2,264     5,816
     Provision for floatation expense        -     3,104
     Other                              14,245     8,529

                                        25,714    22,750

15.  DUE TO RELATED PARTIES

                              1995      1994      Nature
                              HK$'000   HK$'000

     Hillcas Industries Ltd.      -     2,319     purchases of
                                                  cable

     The liabilities arose from purchases of inventory items during the normal course of business. For the year ended
     March 31, 1995 purchases from Hillcas amounted to HK$6,981,000. For the year ended March 31, 1994 purchases from Hillcas amounted to HK$3,827,000.

16.  ASSET LIENS

     The Company has pledged bank deposits to the extent of HK$13,000,000 (1994:HK$4,109,000) and given a floating charge over all the remaining assets of the Company for the banking facilities granted by its bankers.

     The bank loan is secured by a legal mortgage on the Company's long term leasehold land and building in Hong
     Kong, with a cost at HK$8,469,000. Restrictions imposed by its banker are as follows:

     (a) the Company should not distribute any dividend to the shareholders without the banker's prior written consent.
     (b) Debt/Equity ratio is not to exceed 1.2 times and leverage is to be maintained below 50% and
     (c) the Company is required to direct at least HK$200,000,000 of import and export business to the banker annually.

17.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     There is no material difference between the recorded value of financial instruments disclosed in the accounts and their fair value.

18.  COMMON STOCK

                                                        1995         1994
                                                       HK$'000      HK$'000
      Authorized:

       7 ordinary shares of HK$1 each                    -             -

      27,733,333 non-voting deferred shares
          of HK$1 each                                  27,733     27,733

                                                        27,733     27,733

     Issued and fully paid:

       2 ordinary shares of HK$1 each                        -           -

       27,733,333 non-voting deferred shares of
         HK$1 each                                      27,733     27,733

                                                        27,733     27,733


     The holders of the non-voting deferred shares are not entitled to any profit distribution of the Company. On a return of assets on a winding up the holders of the deferred shares will be entitled to half of the proceeds in excess of HK$100 trillion.

19.  OPERATING LEASES

     The company enters into non-cancellable lease agreements for premises and equipment used in the normal course of business. The following table shows the future minimum obligations under operating lease commitments:


                                                       1995
                                                       HK$'000

               1996                                     2,596
               1997                                     2,134
               1998                                     1,384
               1999                                     1,170
               2000                                     1,170
               Thereafter                               2,048

                                                       10,502

20.  CONTINGENT LIABILITIES

(a) Bills discounted with recourse represent bills of exchange sold to third parties prior to maturity of the bill. In such cases, the acquirer has a right of recourse against the company if the original issuer is unable to pay at maturity. Management does not expect any liability to arise from these transactions.

                                             1995      1994
                                             HK$'000   HK$'000

     Bills discounted with recourse            2,755      468

(b)  Legal claims by third parties

     (i) On November 7, 1991, a legal claim was brought by certain third parties against a subsidiary, STD Electronic International Limited ("STD Electronic") for trading products resembling the branded products of these third parties without specifying the amount of claim. Based on external legal advice, the directors consider that it is too early to predict the possible outcome nor to quantify the amount of the claims based on the current circumstances.

     (ii) On March 30, 1994, certain other third parties filed a writ of summons against STD Electronic for infringement of copyright. Based on legal advice, the directors are of the opinion that the Company has a good defence to the claim and therefore no provision for loss is necessary.

(c) At March 31, 1995, a number of employees have completed the required number of years of service under the Employment Ordinance to be eligible for long service payments on termination of their employment. However, the group is liable to make such payments only when certain circumstances specified in the Ordinance are met or when the employees reach retirement age. If all the circumstances required by the Ordinance were met, the group's liability at the balance sheet date would be approximately HK$723,000 (1994: HK$650,000). No provision has been made in the accounts on the basis that the present value of any amount that becomes payable is not material.

21.  COMMITMENTS

(a)  Capital Commitments

                                          1995           1994
                                         HK$'000        HK$'000

     Authorized but not contracted for         -         1,326
     Contracted but not provided for       3,603           965

                                           3,603         2,291


(b)  Obligations incurred for the acquisition of materials

     The company had outstanding irrevocable letters of credit in the amount of HK$125,000 and HK$3,359,000 at March 31, 1995 and March 31, 1994, respectively. These letters of credit, which have terms from one month to three months, collateralize the Company's obligations to third parties for the purchase of inventory.


22.  NOTES TO THE CASH FLOW STATEMENT

(a) Reconciliation of income before taxation to net cash inflow from operating activities

                                                                            1995          1994
                                                                           HK$'000      HK$'000
     Income before income taxes                                            43,025        32,684
     Depreciation                                                           8,823        10,100
     Interest income                                                         (660)         (641)
     Interest expenses on bank loans and overdrafts                         3,615         1,983
     Interest expenses on finance leases                                      353           492
     Loss on sale of fixed assets                                              28          (293)
     Increase in stocks and work in progress                              (11,751)      (13,769)
     Decrease/(increase) in amounts due by related companies                3,540        (4,062)
     Increase in amounts due by directors                                 (12,930)            -
     Decrease/(increase) in bills receivable, debtors
       and prepayments                                                      4,837       (19,328)
     Increase in amount due by investee company                              (424)            -
     Increase in trust receipt loans, creditors and accrued expenses        7,027         1,336
     (Decrease)/increase in amount due to a related company                (2,317)        2,319
     Exchange translation differences                                          80            -

     Net cash inflow from operating activities                             43,246        10,821


(b)  De-consolidation of a subsidiary

     During the year, the group has reclassified its investment in STD Precision as investment held for sale (note 9). The assets and liabilities of STD Precision at April 1, 1994 de-consolidated from the group accounts were as follows:

                                                                                HK$'000

     Fixed assets                                                                 2,533
     Cash                                                                           124
     Stocks and work in progress                                                    817
     Bills receivable                                                               562
     Trust receipt loans, creditors and accrued expenses                         (2,054)
     Amount due to a related company                                                 (2)
     Net amount due to STD Holding Limited and its subsidiaries                  (4,028)
     Loan from minority shareholder                                                (495)
                                                                                 (2,543)
     Accumulated loss of STD Precision de-consolidated from the group accounts    3,093

     Increase in investment held for sale                                           550

(c)  Analysis of changes in financing during the year

                                                               Loans and
                                                               capital lease
                                                               obligations
                                                               HK$'000
     Balance at beginning of year                               6,571
     Repayment of bank loan                                      (996)
     De-consolidation of a subsidiary                            (495)
     Capital element of capital lease rentals payments         (1,418)

     Balance at end of year                                     3,662


23.  SIGNIFICANT DIFFERENCES BETWEEN HK GAAP AND US GAAP


     Accounting principles

     These consolidated financial statements have been prepared in accordance with HK GAAP, which differs in certain significant respects from US GAAP. A description of the relevant accounting principles which differ materially is given below:

     (a)  Goodwill and other acquisition accounting adjustments

          Under HK GAAP, STD Holding Ltd has credited negative goodwill arising from the excess of the fair value of assets acquired over the purchase consideration paid to reserves. US GAAP requires valuation of acquired companies at cost.

     (b)  Taxes on income

          Under HK GAAP, deferred taxes are only accounted for to the extent that it is considered probable that a liability or asset will crystallize in the foreseeable future. Under US GAAP, deferred taxes are accounted for on all cumulative timing differences and a valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will remain unrealized.
          Deferred tax also arises in relation to the tax effect of the other US GAAP adjustments.

     (c)  Gain on deconsolidation of STD Precision Industrial
          Limited

          Under HK GAAP this loss making subsidiary was deconsolidated and reclassified as an investment held for sale. It was restated at its original cost with the resulting gain being taken directly to reserves.
          Under US GAAP the investment is required to be restated at its carrying value at the date of deconsolidation.

     (d)  Depreciation of land leases

          Under HK GAAP land leases in excess of 50 years are not depreciated. Under US GAAP these assets must be depreciated over the lease term.

     (e)  Cash flow statements.

          The cash flow statement is prepared in conformity with Statement of Standard Accounting Practice Number 15 issued by Hong Kong Society of Accountants. The principal differences between this statement and cash flow statements presented in accordance with US Financial Accounting Standard number 95 are as follows:

          1. Under HK GAAP, net cash flow from operating activities is determined before considering cash flows from (a) returns on investments and servicing of finance and (b) taxes paid. Under US GAAP, net cash flow from operating activities is determined after these items.

          2. Under HK GAAP, dividends are classified as returns on investments and servicing of finance while under US GAAP, dividends are classified as financing activities.

          3. Under HK GAAP, cash and cash equivalents include advances from banks or financial institutions with a maturity of three months or less at the date of the advance. Under US GAAP, these liabilities are not included in cash and cash equivalents but treated as part of financing activities.

     (f)  Capitalization of long leases

          Hong Kong GAAP permits the capitalization of the premium paid in respect of long term land and building leases. US GAAP requires classification of such premiums as prepaid operating lease expense. This difference has no effect on net income or shareholders' equity.

     ADJUSTMENTS TO CONSOLIDATED NET INCOME

                                                    Reference in      1995             1994
                                                    note above        HK$'000         HK$'000

     Net income attributable to ordinary
     shareholders in accordance with HK GAAP                          35,131           28,207

     US GAAP adjustments:

     Deferred taxation                              (b)                  213           (1,417)
     Additional depreciation                        (d)                  (93)             (93)

     Net income in accordance with
       US GAAP                                                        35,251           26,697





     ADJUSTMENTS TO CONSOLIDATED SHAREHOLDERS' EQUITY

                                                    Reference in     1995              1994
                                                    note above       HK$'000           HK$'000

     Shareholders' equity under HK GAAP                              117,733           79,429

     US GAAP Adjustments:

     Deferred taxation                              (b)                 (404)            (617)
     Negative goodwill                              (a)               (2,566)          (2,566)
     Gain recognized on deconsolidation
       of STD Precision Industrial Ltd              (c)               (3,093)              -
     Additional depreciation                        (d)                 (372)            (279)

     Shareholders' equity in
       accordance with US GAAP                                       111,298           75,967




                             STD HOLDING LIMITED AND SUBSIDIARIES

                                  CONSOLIDATED BALANCE SHEET

                                      AS AT JUNE 30, 1995
                                          (UNAUDITED)
                                                                    HK$ '000
Fixed assets                                                        $ 23,492

Current assets:
  Cash and cash equivalents                                           18,523
  Trade debtors                                                       33,650
  Inventories                                                         59,259
  Other receivables and prepayments                                    8,396
  Investment held for sale                                               574
  Prepaid income taxes                                                 1,258
  Deferred tax asset                                                   2,613

         T O T A L                                                   124,273

Current liabilities:
  Hire purchases (current)                                               492
  Trade creditors                                                     43,214
  Bank overdrafts and loans                                            8,550
  Sundry creditors and accruals                                       14,056
  Income taxes payable                                                 3,592

                                                                      69,904

Net current assets                                                    54,369

Net assets                                                          $ 77,861

Financed by:
  Share capital - authorized 27,733,340 shares
     of HK $1 each, issued and fully paid
     27,733,335 shares of HK $1 each                                $ 27,733
  Share premium                                                       13,067
  Capital reserve on consolidation                                     2,566
  Retained profit                                                     31,433
  Exchange translation reserve                                            80

  Shareholders' funds                                                 74,879

  Long-term liabilities                                                2,982

         T O T A L                                                  $ 77,861

                              The attached notes are part hereof.

                             STD HOLDING LIMITED AND SUBSIDIARIES

                              CONSOLIDATED INCOME STATEMENTS
                                          (UNAUDITED)


                                                  Six Months Ended
                                                       June 30,
                                                  1995       1994
                                                 HK$ '000   HK$ '000
Net sales                                        $110,941   $ 98,127

Cost of sales                                      73,672     66,928

                                                   37,269     31,199

Selling and administrative expenses                37,275     46,112
Research and development expenses                   2,780      3,946
Expenses in connection with aborted
  public offering                                              4,000

                                                   40,055     54,058

Loss from operations                               (2,786)   (22,859)

Interest expense                                   (1,155)    (1,803)
Interest income                                       725        251
Other income                                          153      5,537

Loss before taxation                               (3,063)   (18,874)
Taxation                                           (1,635)      4,330

NET LOSS                                         $ (4,698)  $(14,544)


                              The attached notes are part hereof.

                            STD HOLDING LIMITED AND SUBSIDIARIES

                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                         (UNAUDITED)

                                                        Six Months Ended
                                                             June 30,
                                                         1995        1994
                                                      HK $ '000   HK $ '000
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                            $  (4,698)   $(14,544)

  Adjustments to reconcile net loss to net
  cash provided by operating activities:
    Depreciation                                          4,608       5,253
    Loss on disposal of fixed assets                          2          43
    Deferred income taxes                                (1,339)       (130)
    Net change in asset and liability accounts:
      Trade debtors                                      19,318      45,009
      Inventories                                         2,815      (4,595)
      Other receivables and prepayments                  19,551         425
      Prepaid income taxes                               (1,258)         28
      Trade creditors                                    (7,179)    (23,397)
      Sundry creditors and accruals                      (7,472)     (3,097)
      Income taxes payable                               (6,132)     (8,759)

  Total adjustments                                      22,914      10,780

  Net cash provided by (used for)
    operating activities                                 18,216      (3,764)

Cash flows from investing activities:
  Purchase of property, plant and equipment              (5,749)     (4,789)
  Repayments from directors                                 929

  Net cash used for investing activities                 (4,820)     (4,789)

Cash flows from financing activities:
  Net repayments on bank overdrafts and loans            (1,255)     (2,640)
  Principal payments on long-term liabilities            (1,159)     (1,576)
  Dividends paid                                        (40,000)

  Net cash used for financing activities                (42,414)     (4,216)

NET DECREASE IN CASH AND CASH EQUIVALENTS               (29,018)    (12,769)

Cash and cash equivalents - January 1                    47,541      25,396

CASH AND CASH EQUIVALENTS - JUNE 30                   $  18,523    $ 12,627

Supplemental disclosures of cash paid for:
  Interest                                            $   1,155    $  1,803

  Income taxes                                        $   6,903    $  3,937



Noncash investing and financing activities:
  The Company acquired motor vehicles under capital lease obligations aggregating HK $330,000 and HK $775,000 during the six month periods ending
  June 30, 1995 and 1994, respectively.

                              The attached notes are part hereof.

                        STD HOLDING LIMITED AND SUBSIDIARIES

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   JUNE 30, 1995


NOTE A - The attached summarized financial information does not include all disclosures required to be included in a complete set of financial statements prepared in conformity with generally accepted accounting principles. Such disclosures were included with the consolidated financial statements of the Company at March 31, 1995. Such statements should be read in conjunction with the data herein.

NOTE B - The financial information reflects all normal recurring adjustments which, in the opinion of management, are deemed necessary for a fair presentation of the results for the interim periods. The results for the interim periods are not necessarily indicative of the results to be expected for the year. Historically, the Company's sales and earnings have been higher in the second half of each year.

NOTE C - Inventory at June 30, 1995 is comprised of:

                                                     HK$ '000

           Raw materials and work-in-process         $29,412
           Finished goods                             29,847

              T O T A L                              $59,259

NOTE D - The Company and each of its subsidiaries files separate income tax returns; no consolidated income tax returns are filed. Income taxes have been provided in the attached financial statements for each of the profitable entities. No tax benefits have been recorded for those subsidiaries which have incurred net losses in each of the six month periods ended June 30, 1995 and 1994.

                                                RECOTON CORPORATION

                                  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                AS AT JUNE 30, 1995



                                                         Historical Amounts
                                                    Recoton         STD Holding       Pro Forma
                                                  Corporation       Limited           Adjustments   Adjusted
                     ASSETS                     and Subsidiaries    and Subsidiaries   (1)          Pro Forma
Current assets:
  Cash and cash equivalents                       $ 13,705,825       $ 2,393,172     $  (500,000)  $ 15,598,997

  Accounts receivable (less allowance
    for possible loss)                              28,631,841         4,347,580                     32,979,421

  Inventories                                       48,091,940         7,656,263                     55,748,203

  Prepaid expenses and other current assets          4,090,304         1,584,897         (80,330)     5,257,263
                                                                                        (337,608)

          Total current assets                      94,519,910        15,981,912        (917,938)   109,583,884

Property and equipment (less accumulated
  depreciation and amortization)                    16,588,879         3,035,166                     19,624,045

Other assets                                         7,650,200            74,161      12,982,838     20,707,199

          T O T A L                               $118,758,989       $19,091,239     $12,064,900   $149,915,128

                  The attached notes to pro forma financial statements are made a part hereof.


                                                RECOTON CORPORATION

                                  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                AS AT JUNE 30, 1995
                                                        -2-

                                                         Historical Amounts
                                                    Recoton          STD Holding       Pro Forma
                                                  Corporation          Limited        Adjustments    Adjusted
                   LIABILITIES                  and Subsidiaries   and Subsidiaries       (1)        Pro Forma

Current liabilities:
  Bank overdrafts and loans payable                                  $ 1,104,660                   $  1,104,660
  Current portion of long-term debt               $    870,311           247,746     $ 1,641,100      2,759,157
  Accounts payable                                   7,708,630         5,583,209                     13,291,839
  Accrued expenses                                   2,259,207         1,816,039         571,989      4,647,235
  Income taxes payable                               1,677,588           464,085        (106,807)     2,034,866

          Total current liabilities                 12,515,736         9,215,739       2,106,282     23,837,757

Long-term debt (less current portion above)          4,783,998           201,093      11,358,900     16,343,991
Deferred compensation and other noncurrent
  liabilities                                          927,632                                          927,632

          Total liabilities                         18,227,366         9,416,832      13,465,182     41,109,380

              STOCKHOLDERS' EQUITY

Common stock                                         2,362,774         3,583,147          81,218      2,443,992
                                                                                      (3,583,147)

Additional paid-in capital                          64,488,193         1,688,213       8,192,907     72,681,100
                                                                                      (1,688,213)

Retained earnings                                   38,344,879         4,392,671      (4,392,671)    38,344,879

Cumulative foreign currency translation
  adjustment                                          (293,451)           10,376         (10,376)      (293,451)

                                                   104,902,395         9,674,407      (1,400,282)   113,176,520
Treasury stock - at cost                            (4,370,772)                                      (4,370,772)

          Total stockholders' equity               100,531,623         9,674,407      (1,400,282)   108,805,748

          T O T A L                               $118,758,989       $19,091,239     $12,064,900   $149,915,128

                   The attached notes to pro forma financial statements are made a part hereof.

                                                RECOTON CORPORATION

                                PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                        FOR THE SIX MONTHS ENDED JUNE 30, 1995

                                                     Historical Amounts
                                                Recoton          STD Holding
                                              Corporation          Limited          Pro Forma       Adjusted
                                            and Subsidiaries   and Subsidiaries    Adjustments      Pro Forma
Net sales                                      $79,481,225       $14,344,671                       $93,825,896

Cost of sales                                   50,028,069         9,525,790                        59,553,859

Gross profit                                    29,453,156         4,818,881                        34,272,037

Selling, general and administrative
  expenses                                      23,574,113         5,179,112      $ 411,802   (2)   29,165,027

Interest expense                                   129,125           149,342        476,938   (4)      755,405
Investment income                                 (419,691)         (113,525)                         (533,216)

                                                23,283,547         5,214,929        888,740         29,387,216

Income (loss) before income taxes                6,169,609          (396,048)      (888,740)         4,884,821
Income tax provision (credit)                    1,569,000           211,000        (90,000)  (5)    1,690,000

NET INCOME (LOSS)                              $ 4,600,609       $  (607,048)     $(798,740)       $ 3,194,821

Earnings per share:
  Primary                                         $0.41                            $  (0.13)  (6)        $0.28

  Assuming full dilution                          $0.41                              $(0.14)  (6)        $0.27

Number of shares used in computing
per share amounts:
  Primary                                       11,201,000                          406,000   (6)   11,607,000

  Assuming full dilution                        11,285,000                          406,000   (6)   11,691,000

                   The attached notes to pro forma financial statements are made a part hereof.

                                                RECOTON CORPORATION

                                 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                          FOR THE YEAR ENDED DECEMBER 31, 1994

                                                     Historical Amounts
                                                Recoton          STD Holding
                                              Corporation          Limited          Pro Forma       Adjusted
                                            and Subsidiaries   and Subsidiaries    Adjustments      Pro Forma
Net sales                                     $163,973,167       $40,832,423                      $204,805,590

Cost of sales                                   97,317,162        24,609,540                       121,926,702

Gross profit                                    66,656,005        16,222,883                        82,878,888

Selling, general and administrative
  expenses                                      49,454,190         9,714,826    $   823,603   (2)   61,726,820
                                                                                  1,734,201   (3)

Interest expense                                   607,926           513,062        958,448   (4)    2,079,436
Investment income                                 (479,474)          (85,338)                         (564,812)

                                                49,582,642        10,142,550      3,516,252         63,241,444

Income before income taxes                      17,073,363         6,080,333     (3,516,252)        19,637,444
Income tax provision                             5,269,000         1,115,600       (541,000)  (5)    5,843,600

NET INCOME                                    $ 11,804,363       $ 4,964,733    $(2,975,252)      $ 13,793,844

Earnings per share:
  Primary                                         $1.12                              $0.14    (6)        $1.26

  Assuming full dilution                          $1.12                              $0.14    (6)        $1.26

Number of shares used in computing
per share amounts:
  Primary                                       10,560,000                         406,000    (6)   10,966,000

  Assuming full dilution                        10,572,000                         406,000    (6)   10,978,000


                   The attached notes to pro forma financial statements are made a part hereof.

                                   RECOTON CORPORATION

                       NOTES TO PRO FORMA FINANCIAL STATEMENTS

                              AS AT JUNE 30, 1995 AND
                      FOR THE YEAR AND SIX MONTH PERIODS ENDED
                          DECEMBER 31, 1994 AND JUNE 30, 1995



          On September 5, 1995, Recoton Corporation ("Recoton") acquired in a purchase transaction the outstanding stock of STD Holding Limited ("STD"), as well as certain net assets owned by one of STD's subsidiaries. STD is a Hong Kong based manufacturer and marketer of video game joysticks, controllers and computer accessories. The purchase price of $21,774,125 was comprised of cash payments of $13,500,000 and the issuance of 406,092 shares of Recoton's common stock (at $20.375 a share), plus approximately $652,000 of legal and accounting fees and other acquisition costs.

         The attached pro forma financial statements combine the historical consolidated amounts of Recoton as at June 30, 1995 and for the six months then ended and for the year ended December 31, 1994 with those of STD as at June 30, 1995 and for the six months then ended and for the year ended March 31, 1995, after excluding a charge in the year ended March 31, 1995 which is unrelated to the operations acquired. The results of operations of STD for the six months ended June 30, 1995 are not considered indicative of its operations for the year ending December 31, 1995 due to the seasonal nature of its business.

          In connection with the acquisition, Recoton borrowed $13,000,000 from a bank for the cash portion of the purchase price and certain assets of an STD subsidiary were not acquired. Additionally, the asset purchase agreement provides for the payment of bonuses based on STD's future profitable operations. The pro forma financial statements reflect the liability for the bank borrowing, exclude those assets not acquired, and provide for the applicable additional bonuses. Because management anticipates benefits from the acquisition which are not reflected in the pro forma amounts, no representation is made that the pro forma results are necessarily indicative of the combined results that would have been achieved or as to the future combined operations of Recoton and STD.

          The pro forma adjustment column is comprised of the following:

          1. To record the balance sheet effects of the acquisition of STD and the net assets of its subsidiary, the issuance of shares of Recoton's stock and the bank financing incurred.

          2. To record the amortization over a 15 year period of the excess of the purchase price over the net assets acquired.

          3. To record bonuses to be paid under the terms of the purchase agreement.

          4.  To record interest expense on the bank financing.

          5. To record the income tax effect of the foregoing adjustments to results of operations, based on the applicable foreign and domestic effective income tax rates of the companies.

          6.  To reflect the per share effect of the acquisition.